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Exhibit (a)(1)(xi)

        AMENDED LETTER OF TRANSMITTAL
To Tender Shares of Common Stock
(Including the Associated Preferred Stock Purchase Rights)

of

Kerr-McGee Corporation

Pursuant to its Offer to Purchase
dated April 18, 2005, as amended by the Supplement, dated May 2, 2005

THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, MAY 18, 2005, UNLESS THE TENDER OFFER IS EXTENDED.

The Depositary for the tender offer is:

UMB Bank, n.a.

By Mail: Kerr-McGee Exchange c/o UMB Bank P.O. Box 859208 Braintree, MA 02185-9208	By Overnight Delivery: Kerr-McGee Exchange c/o UMB Bank 161 Bay State Drive Braintree, MA 02184	By Hand: Kerr-McGee Exchange c/o UMB Bank 928 Grand Blvd. 5th Floor Kansas City, MO 64106
By Facsimile Transmission: (Eligible Institutions Only) 781-380-3388
Confirm receipt of fax by Telephone: (Eligible Institutions Only) 781-843-1833 (ext 200)

        Delivery of this Amended Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery to the Depositary. The instructions set forth in this Amended Letter of Transmittal should be read carefully before this Amended Letter of Transmittal is completed.

        This Amended Letter of Transmittal may not be used to tender shares held in the Kerr-McGee Corporation Savings Investment Plan. Instead, you must use the separate Direction Form included with the Letter from Kerr-McGee Corporation Savings Investment Plan Trustees sent to participants in that plan.

        The tender offer is not being made to (nor will tender of shares be accepted from or on behalf of) stockholders in any jurisdiction where it would be illegal to do so.

        You should use this Amended Letter of Transmittal if you are tendering physical certificates, uncertificated shares held in your account under Kerr-McGee Corporation's Direct Purchase and Dividend Reinvestment Plan ("DRP") or are causing the shares to be delivered by book-entry transfer to the Depositary's account at The Depository Trust Company (which is hereinafter referred to as the "Book-Entry Transfer Facility") pursuant to the procedures set forth in Section 3 of the Offer to Purchase.

DESCRIPTION OF SHARES TENDERED

Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank, exactly as name(s) appear(s) on certificate(s))	Shares Tendered (Attach additional signed list if necessary)

	Certificate Number(s) (1) or, if applicable, INDICATE "DRP"*	Total Number of Shares Represented by Certificate(s)(1) / DRP*	Total Number of Shares Tendered(2)

Total Shares

Indicate in this box the order (by certificate number) in which shares are to be purchased in the event of proration** 1st: 2nd: 3rd: 4th:

(1)	Need not be completed by stockholders tendering by book-entry transfer.
(2)	Unless otherwise indicated, it will be assumed that all shares described above are being tendered. See Instruction 4.
*	If the tendered shares are held in the Kerr-McGee Direct Purchase and Dividend Reinvestment Plan, indicate by writing "DRP".
**	If you do not designate an order, in the event less than all shares tendered are purchased due to proration, shares will be selected for purchase by the Depositary.

        If you desire to tender shares in the tender offer, but you cannot deliver your shares and all other required documents to the Depositary by the Expiration Date (as defined in the Offer to Purchase) or cannot comply with the procedures for book-entry transfer on a timely basis, you must tender your shares pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. See Instruction 2. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Depositary.

Additional Information if Shares Have Been Lost, Are Being Delivered By Book-Entry Transfer or Are Being Delivered Pursuant to a Previous Notice of Guaranteed Delivery

☐
Check here if tendered shares are being delivered pursuant to a Notice of Guaranteed Delivery previously sent to the Depositary and complete the following:

Name(s) of Tendering Stockholder(s)
Date of Execution of Notice of Guaranteed Delivery
Name of Institution that Guaranteed Delivery

        If any certificate evidencing the shares you are tendering with this Amended Letter of Transmittal has been lost, stolen, destroyed or mutilated you should contact UMB Bank, n.a., as Transfer Agent at 928 Grand Boulevard, Kansas City, MO 64106, regarding the requirements for replacement. You may be required to post a bond to secure against the risk that the certificates may be subsequently recirculated. You are urged to contact the Transfer Agent immediately in order to receive further instructions, for a determination of whether you will need to post a bond and to permit timely processing of this documentation. See Instruction 16.

☐
Check here if tendered shares are being delivered by book-entry transfer made to an account maintained by the Depositary with the Book-Entry Transfer Facility and complete the following (only financial institutions that are participants in the system of any Book-Entry Transfer Facility may deliver shares by book-entry transfer):
Name of Tendering Institution
DTC Account Number
Transaction Code Number

NOTE: SIGNATURES MUST BE PROVIDED BELOW
PLEASE READ ACCOMPANYING INSTRUCTIONS CAREFULLY

CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX
IS CHECKED, THERE IS NO VALID TENDER OF SHARES

SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER
(See Instruction 5)

☐
The undersigned wants to maximize the chance of having Kerr-McGee purchase all the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders shares and is willing to accept the purchase price determined by Kerr-McGee pursuant to the tender offer. This action will result in receiving a price per share of as low as $85.00 or as high as $92.00.

—OR—

SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER
(See Instruction 5)

  By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the purchase price for the shares is less than the price checked. If the purchase price for the shares is equal to or greater than the price checked, then the shares purchased by Kerr-McGee will be purchased at the purchase price. A stockholder who desires to tender shares at more than one price must complete a separate Amended Letter of Transmittal for each price at which shares are tendered. The same shares cannot be tendered at more than one price (unless those shares were previously tendered and withdrawn).

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

☐ $85.00	☐ $86.50	☐ $88.00	☐ $89.50	☐ $91.00
☐ $85.25	☐ $86.75	☐ $88.25	☐ $89.75	☐ $91.25
☐ $85.50	☐ $87.00	☐ $88.50	☐ $90.00	☐ $91.50
☐ $85.75	☐ $87.25	☐ $88.75	☐ $90.25	☐ $91.75
☐ $86.00	☐ $87.50	☐ $89.00	☐ $90.50	☐ $92.00
☐ $86.25	☐ $87.75	☐ $89.25	☐ $90.75

CONDITIONAL TENDER
(See Instruction 17)

        A tendering stockholder may condition his or her shares upon Kerr-McGee purchasing a specified minimum number of the shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares you indicate below is purchased by Kerr-McGee pursuant to the terms of the tender offer, none of the shares tendered will be purchased. It is the tendering stockholder's responsibility to calculate that minimum number of shares that must be purchased if any are purchased, and each stockholder is urged to consult his or her own tax advisor. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐
The minimum number of shares that must be purchased, if any are purchased, is                  shares.

        If, because of proration, the minimum number of shares designated will not be purchased, Kerr-McGee may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares and checked the box below:

☐
The tendered shares represent all shares held by the undersigned.

SPECIAL PAYMENT INSTRUCTIONS
(See Instructions 1, 8, 9 and 10)

        To be completed ONLY if the check for the purchase price of shares purchased or certificates for shares not tendered or not purchased are to be issued in the name of someone other than the undersigned or if shares tendered hereby and delivered by book-entry transfer which are not purchased are to be returned by credit to an account at the Book-Entry Transfer Facility other than that designated above.

Issue check and/or certificates to:

Name	(Please Print)
Address
(Include Zip Code)
(Taxpayer Identification or Social Security No.)

  SPECIAL DELIVERY INSTRUCTIONS
  (See Instructions 1, 8, 9 and 10)

          To be completed ONLY if the check for the purchase price of shares purchased or certificates for shares not tendered or not purchased are to be mailed to someone other than the undersigned or to the undersigned at an address other than that shown below the undersigned's signature(s).

  Mail check and/or certificates to:

Name	(Please Print)
Address
(Include Zip Code)

IMPORTANT

  SIGN HERE
  (Please complete and return the attached Substitute Form W-9 below)

Signature(s) of Holder(s) of Shares

  Dated:                  , 2005

          (Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please provide the following information. See Instruction 8.)

Name(s):
(Please Print)
Capacity (full title) (See Instruction 8)
Address
(Include Zip Code)
Area Code and Telephone No.
Tax Identification or Social Security No. (See Substitute Form W-9 enclosed herewith)

Guarantee of Signature(s)
(If Required—See Instructions 1 and 8)

Authorized Signature
Name
Name of Firm
Address
(Include Zip Code)
Area Code and Telephone No.

  Dated:                  , 2005

PAYER'S NAME: UMB Bank, n.a.

SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service	Part 1—PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.	Social Security Number or Employer Identification Number

Payer's Request for Taxpayer Identification Number ("TIN")	Part 2—Certification—Under penalties of perjury, I certify that:
	(1)	The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me) and
(2)
I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

Certification Instructions—You must cross out Item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of under-reporting interest or dividends on you tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out such Item (2).

SIGNATURE DATE , 2005	Part 3 Awaiting TIN

NOTE:
FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE TENDER OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.
YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

        I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 28% of all reportable payments made to me will be withheld, but that such amounts will be refunded to me if I then provide a Taxpayer Identification Number within sixty (60) days.

Signature	Date	, 2005

Ladies and Gentlemen:

        The undersigned hereby tenders to Kerr-McGee Corporation, a Delaware corporation ("Kerr-McGee"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 18, 2005, as amended and supplemented by the Supplement, dated May 2, 2005 (the "Offer to Purchase"), and in this Amended Letter of Transmittal (which, together with any further supplements or amendments thereto, collectively constitute the "tender offer"), receipt of which is hereby acknowledged, the number (indicated herein) of shares of common stock, par value $1.00 per share, of Kerr-McGee. Unless the context requires otherwise, all references to shares shall refer to the shares of common stock, par value $1.00 per share, of Kerr-McGee and shall include the associated preferred stock purchase rights issued pursuant to the Rights Agreement, dated as of July 26, 2001, between Kerr-McGee and UMB Bank, n.a., as amended by the First Amendment to Rights Agreement, dated as of July 30, 2001, between Kerr-McGee and UMB Bank, n.a. All shares tendered and purchased will include such associated preferred stock purchase rights.

        Subject to and effective upon acceptance for payment of the shares tendered herewith in accordance with the terms and subject to the conditions of the tender offer, the undersigned hereby sells, assigns, and transfers to or upon the order of Kerr-McGee all right, title and interest in and to all the shares that are being tendered hereby and irrevocably constitutes and appoints the Depositary the true and lawful agent and attorney-in-fact of the undersigned with respect to such shares, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to:

          1)    deliver certificates for such shares, or transfer ownership of such shares on the account books maintained by the Book-Entry Transfer Facility, together, in either such case with all accompanying evidences of transfer and authenticity, to or upon the order of Kerr-McGee;

          2)    present such shares for transfer on the books of Kerr-McGee; and

          3)    receive all benefits and otherwise exercise all rights of beneficial ownership of such shares, all in accordance with the terms of the tender offer.

        The undersigned understands that Kerr-McGee will determine a single per share price, not greater than $92.00 nor less than $85.00 per share, that it will pay for shares validly tendered and not withdrawn pursuant to the tender offer, after taking into account the number of shares so tendered and the prices specified by tendering stockholders. The undersigned understands that Kerr-McGee will select the lowest purchase price that will allow it to purchase 43,500,000 shares (subject to its right to increase the total number of shares purchased to the extent permitted by law) or, if a lesser number of shares are validly tendered and not withdrawn, all such shares that are properly tendered and not properly withdrawn. All shares properly tendered at prices at or below the purchase price and not properly withdrawn will be purchased, subject to the conditions of the tender offer and the proration and conditional tender provisions described in the Offer to Purchase. The undersigned understands that all stockholders whose shares are purchased by Kerr-McGee will receive the same purchase price for each share purchased in the tender offer.

        The undersigned hereby represents and warrants that the undersigned:

          1)    owns the shares tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

          2)    has a net long position in shares at least equal to the number of shares being tendered and such tender of shares complies with Rule 14e-4 under the Exchange Act;

          3)    has full power and authority to tender, sell, assign and transfer the shares tendered hereby and that, when the same are accepted for payment by Kerr-McGee, Kerr-McGee will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims; and

          4)    will, upon request, execute and deliver any additional documents deemed by the Depositary or Kerr-McGee to be necessary or desirable to complete the sale, assignment and transfer of the shares tendered hereby.

        The undersigned understands that tenders of shares pursuant to any one of the procedures described in Section 3 of the Offer to Purchase and in the instructions hereto will constitute a binding agreement between the undersigned and Kerr-McGee upon the terms and subject to the conditions of the tender offer. The undersigned acknowledges that under no circumstances will Kerr-McGee pay interest on the purchase price.

        The undersigned recognizes that, under certain circumstances set forth in the Offer to Purchase, Kerr-McGee may terminate or amend the tender offer or may postpone the acceptance for payment of, or the payment for, shares tendered or may accept for payment fewer than all of the shares tendered.

        Unless otherwise indicated under "Special Payment Instructions", please issue the check for the purchase price of any shares purchased (less the amount of any federal income or backup withholding tax required to be withheld), and return any shares not tendered or not purchased, in the name(s) of the undersigned or, in the case of shares tendered by book-entry transfer, by credit to the account at the Book-Entry Transfer Facility designated above (or, in the case of shares tendered by the Kerr-McGee Direct Purchase and Dividend Reinvestment Plan, by credit to the Kerr-McGee Direct Purchase and Dividend Reinvestment Plan account designated above). Similarly, unless otherwise indicated under "Special Delivery Instructions", please mail the check for the purchase price of any shares purchased (less the amount of any federal income or backup withholding tax required to be withheld) and any certificates for shares not tendered or not purchased (and accompanying documents, as appropriate) to the undersigned at the address shown below the undersigned's signature(s). In the event that both "Special Payment Instructions" and "Special Delivery Instructions" are completed, please issue the check for the purchase price of any shares purchased (less the amount of any federal income or backup withholding tax required to be withheld) and return any shares not tendered or not purchased in the name(s) of, and mail said check and any certificates to, the person(s) so indicated.

        The undersigned recognizes that Kerr-McGee has no obligation, pursuant to the "Special Payment Instructions", to transfer any shares from the name of the registered holder(s) thereof, if Kerr-McGee does not accept for payment any of the shares so tendered.

        All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

INSTRUCTIONS

        If you participate in the Kerr-McGee Savings Investment Plan, you must not use this Amended Letter of Transmittal to direct the tender of the shares attributable to your account. Instead, you must use the separate Direction Form included with the Letter from Kerr-McGee Corporation Savings Investment Plan Trustees sent to participants in that plan. If you participate in the Kerr-McGee Savings Investment Plan, you should read the separate Letter from Kerr-McGee Corporation Savings Investment Plan Trustees, Direction Form and related materials carefully.

        1.    Guarantee of Signatures.    Except as otherwise provided below, all signatures on this Amended Letter of Transmittal must be guaranteed by a bank, broker, dealer, credit union, savings association or other entity that is a member of a recognized Medallion Program approved by The Securities Transfer Association, Inc. (an "Eligible Institution"). Signatures on this Amended Letter of Transmittal need not be guaranteed (a) if this Amended Letter of Transmittal is signed by the registered holder(s) of the shares (which term, for purposes of this document, shall include any participant in the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of shares) tendered herewith and such holder(s) have not completed the instruction entitled "Special Payment Instructions" on this Amended Letter of Transmittal or (b) if such shares are tendered for the account of an Eligible Institution. In all other cases, all signatures on this Amended Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 8.

        2.    Delivery of Letter of Transmittal and Shares; Guaranteed Delivery Procedure.    You should use this Amended Letter of Transmittal only if you are forwarding certificates with this Amended Letter of Transmittal, causing the shares to be delivered by book-entry transfer or tendering shares by the Kerr-McGee Direct Purchase and Dividend Reinvestment Plan pursuant to the procedures set forth in Section 3 of the Offer to Purchase. In order for you to validly tender shares, certificates for all physically delivered shares, or a confirmation of a book-entry transfer of all shares delivered electronically into the Depositary's account at the Book-Entry Transfer Facility, as well as a properly completed and duly executed Amended Letter of Transmittal or an Agent's Message in connection with book-entry transfer and any other documents required by this Amended Letter of Transmittal, must be received by the Depositary at one of its addresses set forth on the front page of this Amended Letter of Transmittal by the Expiration Date (as defined in the Offer to Purchase).

        Agent's Message.    The term "Agent's Message" means a message transmitted by the Book-Entry Transfer Facility to, and received by, the Depositary, which states that the Book-Entry Transfer Facility has received an acknowledgment from the participant in the Book-Entry Transfer Facility tendering the shares that such participant has received and agrees to be bound by the terms of the Amended Letter of Transmittal and Kerr-McGee may enforce such agreement against them.

        Guaranteed Delivery.    If you cannot deliver your shares and all other required documents to the Depositary by the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, you must tender your shares pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. Pursuant to such procedure:

          (a)   such tender must be made by or through an Eligible Institution;

          (b)   a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by Kerr-McGee must be received by the Depositary by the Expiration Date, specifying the price at which shares are being tendered, including (where required) a signature guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery; and

          (c)   the certificates for all physically delivered shares, or a confirmation of a book-entry transfer of all shares delivered electronically into the Depositary's account at the Book-Entry Transfer Facility, together with a properly completed and duly executed Amended Letter of Transmittal with any required signature guarantees or an Agent's Message and any other documents required by this Amended Letter of Transmittal, must be received by the Depositary within three New York Stock Exchange, Inc. trading days after the date of execution of such Notice of Guaranteed Delivery, all as provided in Section 3 of the Offer to Purchase.

        The method of delivery of all documents, including share certificates, is at your option and risk. If you choose to deliver the documents by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

        Except as specifically permitted by Section 6 of the Offer to Purchase, Kerr-McGee will not accept any alternative, conditional or contingent tenders, and no fractional shares will be purchased. By executing this Amended Letter of Transmittal (or facsimile thereof), the tendering stockholder waives any right to receive any notice of the acceptance for payment of the shares.

        3.    Inadequate Space.    If the space provided herein is inadequate, the certificate numbers and/or the number of shares should be listed on a separate schedule attached hereto.

        4.    Partial Tenders (Not applicable to stockholders who tender by book-entry transfer or shares in Kerr-McGee's Direct Purchase and Dividend Reinvestment Plan).    If fewer than all the shares represented by any certificate delivered to the Depositary are to be tendered, fill in the number of shares which are to be tendered in the box entitled "Total Number of Shares Tendered". In such case, a new certificate for the remainder of the shares represented by the old certificate will be sent to the person(s) signing this Amended Letter of Transmittal, unless otherwise provided in the appropriate box on this Amended Letter of Transmittal, as promptly as practicable following the expiration or termination of the tender offer. All shares represented by certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.

        5.    Indication of Price at Which Shares Are Being Tendered.    In order to validly tender by this Amended Letter of Transmittal, you must either:

          (a)   check the box under "Shares Tendered at Price Determined Pursuant to the Tender Offer"; OR

          (b)   check the box indicating the price per share at which you are tendering shares under "Shares Tendered at Price Determined by Stockholder".

        By checking the box under "Shares Tendered at Price Determined Pursuant to the Tender Offer" you agree to accept the purchase price resulting from the tender offer process, which may be as low as $85.00 or as high as $92.00 per share. By checking a box under "Shares Tendered at Price Determined by Stockholder", you acknowledge that doing so could result in none of the shares being purchased if the purchase price for the shares is less than the price that you checked.

        You may only check one box.    If you check more than one box or no boxes, then you will not be deemed to have validly tendered your shares. If you wish to tender portions of your shares at different prices, you must complete a separate Amended Letter of Transmittal for each price at which you wish to tender each such portion of your shares. You cannot tender the same shares at more than one price (unless you previously tendered and withdrew those shares, as provided in Section 4 of the Offer to Purchase).

        6.    [Intentionally Omitted.]

        7.    Order of Purchase in Event of Proration.    Stockholders may specify the order in which their shares are to be purchased in the event that as a result of the proration provisions or otherwise, some but not all of the tendered shares are purchased in the tender offer. The order of purchase may have an effect on the United States federal income tax treatment of the purchase for the shares purchased. See Section 1 and Section 13 of the Offer to Purchase.

        8.    Signatures on Amended Letter of Transmittal; Stock Powers and Endorsements.

        (a)    Exact Signatures.    If this Amended Letter of Transmittal is signed by the registered holder(s) of the shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificates without alteration, enlargement or any change whatsoever.

        (b)    Joint Holders.    If any of the shares tendered hereby are held of record by two or more persons, all such persons must sign this Amended Letter of Transmittal.

        (c)    Different Names on Certificates.    If any of the shares tendered hereby are registered in different names on different certificates, it will be necessary to complete, sign and submit as many separate Amended Letters of Transmittal as there are different registrations of certificates.

        (d)    Endorsements.    If this Amended Letter of Transmittal is signed by the registered holder(s) of the shares tendered hereby, no endorsements of certificates or separate stock powers are required unless payment of the purchase price is to be made, or shares not tendered or not purchased are to be returned, in the name of any person other than the registered holder(s). Signatures on any such certificates or stock powers must be guaranteed by an Eligible Institution.

        If this Amended Letter of Transmittal is signed by a person other than the registered holder(s) of the shares tendered hereby, certificates must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered holder(s) appear(s) on the certificates for such shares. Signature(s) on any such certificates or stock powers must be guaranteed by an Eligible Institution. See Instruction 1.

        If this Amended Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Depositary of the authority of such person so to act must be submitted.

        9.    Stock Transfer Taxes.    Except as set forth in this Instruction 9, Kerr-McGee will pay any domestic stock transfer taxes with respect to the sale and transfer of purchased shares to it or its order pursuant to the tender offer. If, however, payment of the purchase price is to be made to, or shares not tendered or not purchased are to be registered in the name of, any person other than the registered holder(s), or if tendered certificates are registered in the name of any person other than the person(s) signing this Amended Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder(s), such other person or otherwise) payable on account of the transfer to such person will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted.

        10.    Special Payment and Delivery Instructions.    If the check for the purchase price of any shares purchased is to be issued and any shares not tendered or not purchased are to be returned, in the name of a person other than the person(s) signing this Amended Letter of Transmittal or if the check and any certificates for shares not tendered or not purchased are to be mailed to someone other than the person(s) signing this Amended Letter of Transmittal or to the person(s) signing this Amended Letter of Transmittal at an address other than that shown above, the boxes captioned "Special Delivery Instructions" and/or "Special Payment Instructions" on this Amended Letter of Transmittal should be completed.

        11.    Federal Income Tax Withholding. Backup Withholding.    Under the federal income tax laws, the Depositary will be required to withhold 28% of the amount of any payments made to certain stockholders pursuant to the tender offer. In order to avoid such backup withholding, each tendering stockholder must provide the Depositary with such stockholder's correct taxpayer identification number by completing the Substitute Form W-9 set forth above.

        In general, if a stockholder is an individual, the taxpayer identification number is the social security number of such individual. If the Depositary is not provided with the correct taxpayer identification number, the stockholder may be subject to a $50 penalty imposed by the Internal Revenue Service and payments that are made to such stockholder pursuant to the tender offer may be subject to backup withholding. Certain stockholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order to satisfy the Depositary that a foreign non-corporate shareholder qualifies as an exempt recipient, such stockholder must submit an IRS Form W-8BEN signed under penalties of perjury, attesting to that individual's exempt status. Such statements can be obtained from the Depositary. Delivery of such form will not, however, exempt such foreign individual from the 30% federal withholding tax described below.

        For further information concerning backup withholding and instructions for completing the Substitute Form W-9 (including how to obtain a taxpayer identification number if you do not have one and how to complete the Substitute Form W-9 if shares are held in more than one name), consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

        Failure to complete the Substitute Form W-9 will not, by itself, cause shares to be deemed invalidly tendered, but may require the Depositary to withhold 28% of the amount of any payments made pursuant to the tender offer. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

        Failure to complete and return the Substitute Form W-9 may result in backup withholding of 28% of any payments made to you pursuant to the tender offer. Please review the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional details.

        Federal Income Tax Withholding on Payment to Foreign Stockholders.    Unless Kerr-McGee determines that a reduced rate of withholding is applicable pursuant to a tax treaty or that an exemption from withholding is applicable because gross proceeds paid pursuant to the tender offer are effectively connected with the conduct of a trade or business within the United States, Kerr-McGee will be required to withhold federal income tax at a rate of 30% from such gross proceeds paid to a foreign stockholder or his or her agent. For this purpose, a foreign stockholder is any stockholder that is not (a) a citizen or resident of the United States, (b) a corporation, partnership or other entity created or organized in or under the laws of the United States, or (c) any estate or trust the income of which is subject to United States federal income taxation regardless of its source. A foreign stockholder may be eligible to file for a refund of such tax or a portion of such tax if such stockholder meets the "complete termination", "substantially disproportionate" or "not essentially equivalent to a dividend" tests described in Section 13 of the Offer to Purchase under the caption "United States Federal Income Tax Consequences" or if such stockholder is entitled to a reduced rate of withholding pursuant to a treaty and Kerr-McGee withheld at a higher rate.

        In order to obtain a reduced rate of withholding under a tax treaty, a foreign stockholder must deliver to the Depositary, before the payment, a properly completed and executed statement claiming such an exemption or reduction. Forms for such statements can be obtained from the Depositary. In order to claim an exemption from withholding on the grounds that gross proceeds paid pursuant to the tender offer are effectively connected with the conduct of a trade or business within the United States, a foreign stockholder must deliver to the Depositary a properly executed statement claiming exemption. Forms for such statements can be obtained from the Depositary. Foreign stockholders are urged to consult their own tax advisors regarding the application of federal income tax withholding, including eligibility for a withholding tax reduction or exemption and the refund procedure.

        12.    Irregularities.    All questions as to purchase price, the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of shares will be determined by Kerr-McGee in its sole discretion, which determinations shall be final and binding on all parties. Kerr-McGee reserves the absolute right to reject any or all tenders of shares it determines not to be in proper form or the acceptance of which or payment for which may, in the opinion of Kerr-McGee's counsel, be unlawful. Kerr-McGee also reserves the absolute right to waive any of the conditions of the tender offer and any defect or irregularity in the tender of any particular shares, and Kerr-McGee's interpretation of the terms of the tender offer (including these instructions) will be final and binding on all parties. No tender of shares will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as Kerr-McGee shall determine. None of Kerr-McGee, the Dealer Managers, the Depositary, the Information Agent (as the foregoing are defined in the Offer to Purchase) or any other person is or will be obligated to give notice of any defects or irregularities in tenders and none of them will incur any liability for failure to give any such notice.

        13.    Requests for Additional Copies.    Questions and requests for assistance or additional copies of the Offer to Purchase and this Amended Letter of Transmittal should be directed to the Information Agent or the Dealer Manager at their respective addresses and telephone numbers set forth below.

        14.    Stock Option Plans.    If you hold vested options in any of Kerr-McGee's stock option plans, then you may exercise such vested options by paying the cash exercise price and receiving shares which you may then tender by following the instructions set forth in the Offer to Purchase and this Amended Letter of Transmittal. You must exercise your options by not later than 3:00 p.m., Friday, May 13, 2005, New York City time, in order to obtain shares to tender by the Expiration Date and in order to provide adequate time to deliver this Amended Letter of Transmittal in accordance with Instruction 2 above. You should evaluate this Offer to Purchase carefully to determine if participation would be advantageous to you, based on your stock option exercise prices, the date of your stock option grants and the years left to exercise your options, the range of tender prices and the provisions for pro rata purchases by Kerr-McGee described in Section 1. We strongly encourage you to discuss the tender offer with your tax advisor or broker.

        15.    Direct Purchase and Dividend Reinvestment Plan.    You may tender shares that you hold in Kerr-McGee's Direct Purchase and Dividend Reinvestment Plan by indicating the appropriate space in the box captioned "Description of Shares Tendered" on the cover page of this Amended Letter of Transmittal and indicating the number of Direct Purchase and Dividend Reinvestment Plan shares tendered. See Section 3 of the Offer to Purchase.

        16.    Lost, Destroyed or Stolen Certificates.    If any certificate representing shares has been lost, destroyed or stolen, the stockholder should promptly notify the Depositary. The stockholder will then be instructed as to the steps that must be taken in order to replace the certificate(s). This Amended Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed certificates have been followed.

        17.    Conditional Tenders.    As described in Sections 1 and 6 of the Offer to Purchase, stockholders may condition their tenders on all or a minimum number of their tendered shares being purchased. If you wish to make a conditional tender you must indicate this in the box captioned "Conditional Tender" in this Amended Letter of Transmittal or, if applicable, the Notice of Guaranteed Delivery. In the box in this Amended Letter of Transmittal or the Notice of Guaranteed Delivery, you must calculate and appropriately indicate the minimum number of shares that must be purchased if any are to be purchased.

        As discussed in Sections 1 and 6 of the Offer to Purchase, proration may affect whether Kerr-McGee accepts conditional tenders and may result in shares tendered pursuant to a conditional tender being deemed withdrawn if the minimum number of shares would not be purchased. If, because of proration, the minimum number of shares that you designate will not be purchased, Kerr-McGee may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all your shares and check the box so indicating. Upon selection by random lot, if any, Kerr-McGee will limit its purchase in each case to the designated minimum number of shares.

        All tendered shares will be deemed unconditionally tendered unless the "Conditional Tender" box is completed. Each stockholder is urged to consult his or her own tax advisor.

        This Amended Letter of Transmittal, properly completed and duly executed, together with certificates representing shares being tendered (or confirmation of book-entry transfer) and all other required documents, must be received before 12:00 Midnight, New York City time, on the Expiration Date, or the tendering stockholder must comply with the procedures for guaranteed delivery.

The Depositary for the Tender Offer is:

UMB Bank, n.a.

By Mail: Kerr-McGee Exchange c/o UMB Bank P.O. Box 859208 Braintree, MA 02185-9208	By Overnight Delivery:
Kerr-McGee Exchange
c/o UMB Bank
161 Bay State Drive
Braintree, MA 02184

 By Facsimile Transmission:
(Eligible Institutions Only)
781-380-3388

 Confirm receipt of fax by Telephone:
(Eligible Institutions Only)
781-843-1833 (ext 200)	By Hand/Overnight Delivery: Kerr-McGee Exchange c/o UMB Bank 928 Grand Blvd. 5th Floor Kansas City, MO 64106

Questions or requests for assistance may be directed to the Information Agent or the Dealer Managers at their respective telephone numbers and addresses set forth below. Questions or requests for assistance or additional copies of the Offer to Purchase, the Supplement and this Amended Letter of Transmittal may be directed to the Information Agent at the address and telephone numbers set forth below. Stockholders may also contact their broker, dealer, commercial bank or trust company for assistance concerning the tender offer.

The Information Agent for the Tender Offer is:

17 State Street
New York, NY 10004
Stockholders call toll-free (877) 278-6310
Banks and brokers call (212) 440-9800

The Dealer Managers for the Tender Offer are:

J.P. Morgan Securities Inc. 277 Park Avenue New York, New York 10172 (212) 622-2470 (Call Collect) (866) 229-1836 (Call Toll Free)	Lehman Brothers Inc. 745 Seventh Avenue New York, New York 10019 (212) 526-7850 (Call Collect) (800) 666-2388 ext. 57850 (Call Toll Free) Attn: Equity Corporate Services, Kevin Blum

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

        GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.—Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

For this type of account:		Give the name and SOCIAL SECURITY number of—

1.	An individual's account	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)
4.	(a) The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)
	(b) So-called trust account that is not a legal or valid trust under State law	The actual owner(1)
5.	Sole proprietorship or single-owner LLC	The owner(3)

For this type of account:		Give the name and EMPLOYER IDENTIFICATION number of—

6.	A valid trust, estate, or pension trust	The legal entity (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)(4)
7.	Corporate or LLC electing corporate status on Form 8832	The corporation
8.	Religious, charitable, or educational organization account	The organization
9.	Partnership or multi- member LLC	The partnership
10.	Association, club, or other tax-exempt organization	The organization
11.	A broker or registered nominee	The broker or nominee
12.	Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)
List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security Number, that person's number must be furnished.

(2)
Circle the minor's name and furnish the minor's social security number.

(3)
You must show your individual name and you may also enter your business or "DBA" name on the second line. You may use your Social Security Number or Employer Identification Number. If you are a sole proprietor, the IRS encourages you to use your Social Security Number.

(4)
List first and circle the name of the legal trust, estate, or pension trust.

NOTE:  If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

  •
  A corporation.
  •
  A financial institution.
  •
  An organization exempt from tax under section 501(a), or an individual retirement plan or a custodial account under Section 403(b)(7).
  •
  The United States or any agency or instrumentality thereof.
  •
  A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
  •
  A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
  •
  An international organization or any agency, or instrumentality thereof.
  •
  A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
  •
  A real estate investment trust.
  •
  A common trust fund operated by a bank under section 584(a).
  •
  An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
  •
  An entity registered at all times under the Investment Company Act of 1940.
  •
  A foreign central bank of issue.
  •
  A futures commission merchant registered with the Commodity Futures Trading Commission.
  •
  A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Secretaries, Inc. Nominee List.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

  •
  Payments to nonresident aliens subject to withholding under section 1441.
  •
  Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
  •
  Payments of patronage dividends where the amount received is not paid in money.
  •
  Payments made by certain foreign organizations.

Payments of interest not generally subject to backup withholding include the following:

  •
  Payments of interest on obligations issued by individuals.
  Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

  •
  Payments of tax-exempt interest (including exempt-interest dividends under section 852).
  •
  Payments described in section 6049(b)(5) to non-resident aliens.
  •
  Payments on tax-free covenant bonds under section 1451.
  •
  Payments made by certain foreign organizations.
  •
  Mortgage interest paid to an individual.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments, other than interest, dividends, and patronage dividends, that are not subject to information reporting, are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

PRIVACY ACT NOTICE—Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER—If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING—If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION—Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

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